EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

             We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company for the registration of 372,688 shares of its common stock and to the incorporation by reference therein of
          (i) our report dated January 26, 1996, except for Note 17, as to which the date is January 31, 1996, with respect to the consolidated financial statements and schedule of Apart-ment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Annual Report") and (ii) our report dated January 20, 1995 with respect to the combined financial statements and sched-ule of the AIMCO Predecessors (as defined in the notes thereto) included in the Annual Report.

          ERNST & YOUNG LLP

          Dallas, Texas
          July 23, 1996